Exhibit 23.1
Independent Registered Public Accounting Firms’ Consent
We consent to the incorporation by reference in Registration Statement Nos. 333-98690 and 333-07191 on Form S-8 of our reports dated March 31, 2006, relating to the consolidated financial statements and financial statement schedule of Oakley, Inc. and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Oakley, Inc. for the year ended December 31, 2005.
/s/ DELOITTE & TOUCHE
Costa Mesa, California
March 31, 2006